                                                           EXHIBIT 23.2

                          CONSENT OF COUNSEL

  I hereby consent to the reference to legal counsel in the "Commitments and Contingencies" note to the financial statements of the Kelco Division of Merck & Co., Inc., appearing on page 11 of this Form 8-K/A, and to its incorporation by reference into Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717,
33-53363, 33-53365, and 33-53367) and on Form S-3 (No. 33-46845). In
giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 FRANNE M. FICARA
                                 Counsel

San Diego, California
March 28, 1995


                                    19